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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2000, except for Note 8, as to which the date is February 2, 2000, relating to the financial statements, which appears in net.Genesis Corp's Form S-1 for the year ended December 31, 1999.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Boston, Massachusetts
March 30, 2000